  EXHIBIT 16

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

July 18, 2017

United States Securities and Exchange Commission

Mail Stop 11-3

450 Fifth Street, N.W.

Washington D.C. 20549

Re:	Capstone Systems Inc. Form 8-K

Dear Sirs/Madams:

I have read the Form 8-K and I agree with the conclusion that the Company has made regarding the need to issue a non-reliance statement regarding the stock subscription receivable.

If I can be of any further assistance in this matter please do not hesitate to contact me.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC